UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2017

CA, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-9247	13-2857434
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Madison Avenue

New York, New York 10022

(Address of Principal Executive Offices)

(800) 225-5224

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 6, 2017, CA, Inc., a Delaware corporation (the “Company”), Vanguard Acquisition Co., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Veracode, Inc., a Delaware corporation (the “Seller”), and Shareholder Representative Services LLC, as the Securityholders’ Agent, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub shall be merged with and into the Seller, and the separate existence of Merger Sub shall cease. The Seller, a leading provider of application security testing, will continue as the surviving corporation in the merger and a wholly-owned subsidiary of the Company.

Pursuant to the Merger Agreement, and subject to the terms and conditions contained therein, the securityholders of the Seller shall receive in the aggregate cash consideration of approximately $614 million for equity interests in the Seller. The purchase price payable to the securityholders of the Seller is subject to certain adjustments as described in the Merger Agreement.

The closing of the transaction is subject to the satisfaction of customary closing conditions, including, among others, the receipt of required antitrust regulatory approvals.

The Merger Agreement contains customary representations, warranties, covenants and agreements, and termination provisions, and provides for indemnification by the securityholders of the Seller in certain circumstances.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. There can be no assurance that the conditions to closing referenced above will be satisfied or that the transaction will be completed as provided in the Merger Agreement.

Item 7.01 Regulation FD Disclosure.

On March 6, 2017, the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of March 6, 2017, by and among CA, Inc., a Delaware corporation, Vanguard Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of CA, Inc., Veracode, Inc., a Delaware corporation, and Shareholder Representative Services LLC, as the Securityholders’ Agent. (Certain schedules referenced in the agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request.)

99.1	Press release of CA, Inc. dated March 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, INC.

Date March 6, 2017	By:	/s/ Michael C. Bisignano
	Name:	Michael C. Bisignano
	Title:	Executive Vice President, General Counsel and
Corporate Secretary

Exhibit Index

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of March 6, 2017, by and among, CA, Inc., a Delaware corporation, Vanguard Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of CA, Inc., Veracode, Inc., a Delaware corporation, and Shareholder Representative Services LLC, as the Securityholders’ Agent. (Certain schedules referenced in the agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request.)

99.1	Press release of CA, Inc. dated March 6, 2017.